Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-177562) of CapitalSource Inc.,

(2)	Registration Statement (Form S-8 Nos. 333-107725, 333-117422, 333-134377, and 333-166482) of CapitalSource Inc.;

of our reports dated February 25, 2013, with respect to the consolidated financial statements of CapitalSource Inc. and the effectiveness of internal control over financial reporting of CapitalSource Inc. included in this Annual Report (Form 10-K) of CapitalSource Inc. for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Los Angeles, California
February 25, 2013